Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with Corsair Partnering Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code as added by Section 906 of the Sarbanes-Oxley Act of 2002.

D.T. Ignacio Jayanti, the Chief Executive Officer of Corsair Partnering Corporation certifies that, to the best of such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	To my knowledge; the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Corsair Partnering Corporation.

Date: May 20, 2021

/s/ D.T. Ignacio Jayanti
Name: D.T. Ignacio Jayanti
Chief Executive Officer (Principal Executive Officer)